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STRONGER.	TOWERS WATSON 2011 Annual Report

Towers Watson

STRENGTH IN NUMBERS

To grow stronger as an organization takes an unwavering focus on clients; the clear, bold vision of leaders; the ability of managers to translate ideas into action and inspire others; and the dedication and commitment of associates — no matter where they work or what they do. By almost any measure, Towers Watson grew stronger this year.

133
YEARS OF HISTORY

14,000
ASSOCIATES IN 37 COUNTRIES

3
NEW ACQUISITIONS

23
NEW PRODUCTS/SERVICES

75
WE CURRENTLY SERVE 75% OF THE FORTUNE GLOBAL 500, 75% OF THE FORTUNE 500
(U.S.) AND 73% OF THE FTSE 100.

3
AREAS OF FOCUS

INFINITE
POSSIBILITIES

2011 Annual Report

TO OUR STAKEHOLDERS

In fiscal year 2011 — our first full year as Towers Watson — we grew larger, and we grew stronger. Despite continuing economic uncertainty in many parts of the world, we expanded and strengthened our great client relationships, and achieved solid financial results.

What accounted for our success? Certainly our increased size has played a role. Our broader capabilities and global footprint — and our corresponding ability to take on more large, complex projects — led to engagements we couldn’t have won prior to the merger. And while that has certainly contributed to our bottom line, it’s also provided our associates with even more interesting and challenging work, and our clients with more innovative solutions.

But size is only part of the equation. I believe much of our success comes down to three things. First, we have maintained our focus on our clients and our readiness to respond to their fast-evolving challenges, many of which had roots in regulatory change, workforce issues or economic pressures. Second, our people have shown the commitment to deepen their knowledge of their own disciplines and to connect with colleagues around the world to bring a broader perspective to client issues. And third, we’ve brought discipline to our operating model to ensure greater efficiency and effectiveness in how we serve our clients.

Our work in these areas has translated directly into profitable growth and put us in a strong position for future growth. For the fiscal year, our revenues were $3.26 billion, and adjusted diluted earnings per share were $4.46. (For comparison, it’s important to remember that reported results for the first two quarters of fiscal 2010 included only the financial results of Watson Wyatt. On a pro forma basis that includes Towers Perrin actual results during the first two quarters of fiscal 2010, revenues for fiscal year 2011 increased 2% from the prior year.)

Let me share some highlights of our 2011 accomplishments.

Revenues in our Benefits segment grew 2% this year on a pro forma basis. Ever-increasing benefit costs, concerns about workforce health and productivity, and regional regulatory changes (particularly for U.S. health care and U.K. retirement plans) drove clients to seek our guidance. New and continuing actuarial engagements contributed significantly to the segment’s success. And with more companies expanding across borders and oceans, many multinationals looked to our expertise in developing benefit strategies for increasingly dispersed and diverse workforces.

Similarly, regulatory and M&A activity presented opportunities for our Risk and Financial Services segment, contributing to an overall revenue increase of 2% on a pro forma basis. The gains were due to a variety of factors: European companies sought help preparing for Solvency II; M&A activity in the insurance industry picked up; demand from Asian institutional investors for investment advice was strong, and many reinsurers needed to buy additional protection after catastrophe losses early in 2011. We grew significantly stronger with our acquisition of EMB, a global property and casualty software and consulting company. Adding EMB to our operations made Towers Watson one of the world’s largest insurance consultancies and providers of actuarial software. And we launched a number of innovative new offerings, including expanded investment fiduciary management services, usage-based insurance offerings and new software products.

All of the lines of business in our Talent and Rewards segment — in all world regions — increased revenues on an organic basis. Revenues in the segment grew 1% on a pro forma basis. As organizations worldwide sharpened their focus on engaging and retaining their people, our rewards, talent management, and communication and change management consultants responded to growing demand for our expertise in those areas. Increased activity in North America in both management and compensation committee consulting drove organic growth in Executive Compensation. Our proprietary software, especially Talent|REWARD and HR portal software, played a role in this segment’s positive results, particularly when aligned with rewards and talent consulting services. Our Data Services business also grew significantly this year.

Clients First

As always, our focus remained firmly on putting our clients first — a commitment that’s not only at the heart of our fiscal year 2011 achievements, but also the key to our continued growth. We took two specific steps internally to keep us focused on clients.

By expanding our global account management (GAM) program, we’ve been able to broaden and better coordinate our work with multinational clients. These global companies are increasingly complex, and they expect consistent quality and integration of services from us to most efficiently identify issues and complete projects. Clients in our GAM program receive access to and support from the GAM Committee, an executive sponsor and senior leaders.

Towers Watson

We also relaunched our Client Ready program to help associates grow, develop and manage client relationships. A global program, Client Ready gives core groups of associates the skills and behaviors necessary to leverage our intellectual capital, become trusted advisors to clients and deliver high-level consulting.

And we’re getting positive feedback from the marketplace. The results of our first external brand-tracking study as Towers Watson have confirmed what we’ve heard directly from our clients. In our first year, our brand took hold quickly and earned high levels of market recognition. More important, the study confirmed that our clients continued to value highly their relationship with us and saw very little disruption even as we navigated through a complex merger integration.

Internal Changes to Support Growth

We also made changes behind the scenes that are enabling us to work smarter as a global company.

For example, we combined our North America and Latin America regions, allowing us to better serve clients with operations in the region or plans to expand into it. Building on our integration work, we took steps to further improve internal efficiency and collaboration. Our IT changes have made it easier for us to securely share information with each other and with our clients. Our new Finance Service Centers around the globe have made our processes more efficient, cost effective and responsive to countries’ specific needs. And we refined our compensation and benefits structure by creating global alignment and increasing our emphasis on employee engagement and productivity.

Accelerating Profitable Revenue Growth

After this challenging, satisfying first year as Towers Watson, I’m pleased to report that the hard work of harmonization is largely behind us. We’ve created a solid foundation for growth, and we’re focused on the future.

First, we’ll continue to add top-caliber talent to our ranks, to serve clients in the areas in which we excel and to expand into new, related areas. We’ll broaden our offerings and our client base, while deepening our relationships with the organizations we serve. We’ll also continue to pursue sensible acquisitions that align with our business objectives. Finally, we’ll develop an internal capability to innovate and regularly build profitable new businesses that will help us further expand our market reach.

Where do we see the greatest opportunities? From a service standpoint, we expect to see significant client demand in pension de-risking, HR technology, risk management and financing, talent management, health care, software, investment services and life insurance consulting. There’s also considerable growth potential in mergers and acquisitions. Looking geographically, we see opportunities in Latin America and Asia Pacific, in particular.

We’re confident in this strategy because it allows us to play to our core strengths as we address market realities, and respond to a shifting horizon and changing client needs around the world. It also gives us a well-reasoned, efficient method for growing our people and our business.

Gratitude

This has been a year of significant and often exciting change for Towers Watson. Our former President and Chief Operating Officer, Mark Mactas, was instrumental in fostering that change and helping shape Towers Watson into the company we’ve become. In April, Mark announced his plans to retire, and he left Towers Watson on October 3. I’m grateful to Mark for his vision and leadership before, during, and after the merger and integration. I’ve appreciated Mark’s thoughtful approach to business issues and his genuine interest in our people. I wish him all the best as he begins the next phase of his life.

I want to thank our clients and investors for their confidence in us, and their ongoing partnership with us. They have contributed so much to our success this year. As we execute our plans for fiscal 2012 and beyond, we’ll remain focused on continuing to earn their respect and confidence.

Finally, I’m deeply grateful to all of our associates. As I’ve visited our offices around the world this year, I’ve witnessed extraordinary commitment, dedication and resilience. It’s been gratifying — but not surprising — to see the many ways in which Towers Watson associates have joined together to create a sustainable market presence for our company. We can be proud of the results we’ve achieved together.

2011 Annual Report

With fiscal year 2012 under way and a new set of opportunities presenting themselves, I look ahead with confidence to a future marked by continued growth, innovation and outstanding service to our clients.

Sincerely,

John J. Haley
Chairman and Chief Executive Officer

Revenue (in billions)	Diluted Earnings per Share (in dollars)
FY11 $3.26	FY11 $4.46*
FY10 $3.18	FY10 $3.69*
FY09 $1.68	FY09 $3.42
FY08 $1.76	FY08 $3.50
FY07 $1.49	FY07 $2.60

*Adjusted diluted EPS (see page 12 for more information)

Net Income (in millions)
FY11 $194.4	FY07 – FY09 include only Watson Wyatt results
FY10 $186.3
FY09 $146.5	FY10 Revenue and Net Income are pro forma (see page 12 for more information)
FY08 $155.4
FY07 $116.3	FY11 Net Income does not exclude transaction and integration expenses of $100.5 million

Towers Watson

BENEFITS

In an uncertain global economy, our clients are focused on several benefit issues: controlling costs and risk, complying with regulatory changes, implementing better plan governance, and helping employees maintain healthy lifestyles and prepare for a secure retirement. These factors drove notable growth in our Benefits business this year. Our expertise and outstanding client service in retirement actuarial services strengthened our market-leading position. Health care costs accelerated rapidly around the globe, and managing them, along with an increased focus on workforce health and productivity, generated new assignments. Our acquisition of Aliquant in the U.S., coupled with significant business wins in Europe, contributed to the strength and growth of our Technology and Administration Solutions (TAS) business. And our International Consulting Group benefited from multinational clients’ desire to coordinate benefits worldwide for their workforces.

REVENUE BY REGION
65% AMERICAS
32% EUROPE, MIDDLE EAST AND AFRICA
3% ASIA PACIFIC

250
MORE THAN 250 MULTINATIONAL COMPANIES TRUST TOWERS WATSON AS THEIR GLOBAL ACTUARY — MORE THAN ANY OTHER CONSULTANCY — AND WE CARRY OUT APPROXIMATELY 300 GLOBAL DUE DILIGENCES EACH YEAR.

144
RX COLLABORATIVE HAS 144 PARTICIPATING COMPANIES — REPRESENTING 2.4 MILLION PARTICIPANTS — MAKING IT THE LARGEST EMPLOYER PHARMACY PURCHASING COALITION IN THE U.S.

7.4M
OUR BENEFITS OUTSOURCING SOLUTIONS SUPPORT MORE THAN 7.4 MILLION PARTICIPANTS; THE TAS PARTICIPANT SATISFACTION RATE EXCEEDS 98%.

Retirement
Economic volatility affected companies’ defined benefit (DB) plan funding levels and employees’ defined contribution (DC) accounts, leading clients to seek our help with solutions ranging from pension cost and risk management to DC plan design changes. Because of their impact on the bottom line, DB plans have the attention of senior executives, and we increasingly work with senior finance directors to address pension plan governance, funding and accounting issues. Our expertise in these areas resulted in a notable gain in market share. In addition, the convergence of accounting standards around the world has driven multinational clients to seek help from our International Consulting Group.

Health and Group Benefits
Globally, our clients are turning to us for help in workforce health improvement, cost control, and design and implementation of more efficient health plans. Because of the financial impact of employee health on productivity, employers are responding positively to our view that health care benefits are a total business issue — one that influences and is influenced by an organization’s total rewards strategy, and even its business strategy and results. In the U.S., health care reform has had a major impact on our clients. More than half say they are rethinking their long-term employee health care benefit strategy, and many are asking for our analysis and recommendations, creating a growing multiyear business opportunity. In this context, the issue of retiree health plans has risen to the top of many companies’ concerns.

Technology and Administration Solutions
Significant wins in Europe and the acquisition of Aliquant in the U.S. contributed to TAS growth this year. Our global market share grew significantly, reflecting companies’ increasing desire to outsource or cosource their retirement, health benefit and flex administration, and is a testament to their confidence in our service. In recognition of our outstanding performance, TAS was named to the 2011 Global Outsourcing 100 by the International Association of Outsourcing Professionals (IAOP). Our purchase of Aliquant, a privately held, full-service health and benefits administration outsourcing firm, strengthens our position as a premier provider of high-quality health and welfare benefits outsourcing, and increases our ability to help clients with ever-growing administrative burdens.

2011 Annual Report

RISK AND FINANCIAL SERVICES

Our positive financial results were underpinned by important client wins in all lines of business, the launch of innovative new services and our clients’ continuing need for help in addressing regulatory change. Our acquisition of EMB, a large specialist property and casualty consulting and software company, accelerated growth in our Risk Consulting and Software business. Mergers and acquisitions in the insurance industry, along with Solvency II in Europe, also had a major positive impact on our growth. We added new services to our Investment business to expand our fiduciary management offerings in the U.S. and Europe. Our Brokerage business had strong growth in Europe and expanded in the Florida property insurance market.

REVENUE BY REGION
40% AMERICAS
51% EUROPE, MIDDLE EAST AND AFRICA
9% ASIA PACIFIC

75
WE COUNT MORE THAN 75 OF THE WORLD’S TOP 100 INSURERS AS OUR CLIENTS. THESE CLIENTS
TRUST US TO ADDRESS THEIR MOST PRESSING RISK AND CAPITAL MANAGEMENT ISSUES.

2.1T
INVESTMENT WORKS WITH MORE THAN 1,000 INSTITUTIONAL INVESTORS TO CREATE FINANCIAL
VALUE AND HAS MORE THAN US$2.1 TRILLION IN ASSETS UNDER ADVISEMENT.

1,000
OUR SOFTWARE PRODUCTS ARE USED BY MORE THAN 1,000 COMPANIES AROUND THE WORLD,
AND WE ARE A MICROSOFT GLOBAL ALLIANCE PARTNER.

Risk Consulting and Software
Revenues in our life insurance practice were driven by clients’ need for help preparing for Solvency II in Europe, by insurance M&A activity in all regions and by increased sales of our financial modeling software. We enhanced our MoSes software offering, had major wins with our new RiskAgility Economic Capital Aggregator application and launched our U.S. Life Modeling suite. On the property and casualty side, we significantly strengthened our business with the acquisition of EMB. We now have leading property and casualty software products in areas such as financial modeling, pricing and reserving to complement our sophisticated analytics and consulting. In the U.S. and U.K., we formally launched our usage-based auto insurance service (called DriveAbility in the U.S.). This innovative offering analyzes tens of millions of miles of recorded vehicle operation data to help auto insurers better determine pricing and encourage safer driving habits. We are now one of the largest consultancies focused on the life and property and casualty insurance industry.

Brokerage
Growth of our European brokerage business continues to be strong. While the ongoing soft market conditions for the property and casualty industry have affected our revenues in North America, we continue to grow our Florida business. Our new Property Portfolio Tool (PPT), the first of its kind to provide an underwriting profit and loss, net of reinsurance, for every policy in a portfolio, contributed to our success. Finally, as a result of the EMB acquisition, we have a much stronger integrated offering that combines brokerage, risk consulting and software to help insurers better manage their capital and optimize their risk transfer decisions.

Investment
Investment enjoys a leading market position in many parts of the world and experienced notable growth in Asia Pacific, where demand for our services is growing as funds’ investment sophistication increases. In the U.S. and U.K., we saw a rise in demand from funds deciding to outsource all or part of their investment management oversight. The business conducted cutting-edge research on membership segmentation to help DC clients better meet employee needs for retirement security. As part of the growing de-risking trend, consultants from our Investment and Benefits businesses collaborated to develop longevity hedging and settlement solutions for U.K. clients. Finally, the business extended its fiduciary management offering with a service designed specifically for midsize U.S. pension plans.

Towers Watson

TALENT AND REWARDS

Talent and Rewards had notable growth and stronger profits in every region this year. Organizations’ focus on enhancing the capability and performance of their people, regardless of the economy, drove higher demand for our services and products. The number, scale and type of consulting assignments increased. In growing economies, we helped companies design and implement reward structures to support the hiring and retention of talent. In slower economies, companies used our data and research to help balance cost management priorities with the need to offer competitive HR programs. We also saw more companies focusing on technology and organization design to drive HR effectiveness. And with an increase in M&A activity, we conducted more projects related to the integration of company cultures, workforces, and HR and pay programs.

REVENUE BY REGION
62% AMERICAS
26% EUROPE, MIDDLE EAST AND AFRICA
12% ASIA PACIFIC

350
OUR TALENT|REWARD ONLINE TOOL IS USED BY MORE THAN 350 COMPANIES IN 70 COUNTRIES.

27,000
MORE THAN 27,000 ORGANIZATIONS IN 100 COUNTRIES PARTICIPATE IN OUR DATA SERVICES SURVEYS, WHICH GATHER DATA ON MORE THAN EIGHT MILLION EMPLOYEES WORLDWIDE.

4M
OUR ORGANIZATIONAL SURVEYS AND INSIGHTS BUSINESS ANNUALLY SURVEYS MORE THAN FOUR MILLION EMPLOYEES WORLDWIDE.

Executive Compensation
In the early part of the year, to provide an alternative to our clients, we transferred a limited number of consultants and clients to Pay Governance, a new specialized firm that consults to boards of directors.

Even after the transfer, Towers Watson remains the largest executive compensation consultancy, and continues to provide advisory and data services to company management and boards of directors. Implementation of requirements related to the Dodd-Frank Act will continue to have a substantial impact on how companies design, govern and disclose their executive pay programs in the U.S. As a consequence, we are helping clients respond to “say on pay” requirements and disclosure of pay-for-performance links. Globally, companies are reviewing their program designs to ensure they align with strategic priorities and that the performance link in both annual and long-term incentives is appropriate.

Rewards, Talent and Communication
Various issues and changing business priorities, including globalization, economic conditions and government regulations, contributed to stronger demand for consulting advice in 2011.

With continuing globalization, many companies needed assistance with workforce strategies in new markets, global pay structures and global talent management processes. Companies adapted their incentive plans and their career models to align with emerging priorities in innovation and risk management. As the labor market began to open, companies became more concerned about retaining key talent and attracting the right new talent. This has led to new work on employee value propositions, which define and differentiate the deal between an organization and its workforce. Pension redesigns and, in the U.S., health care reform, contributed to higher demand for communication and change management support. In addition, we enhanced our depth of expertise to help companies effectively capitalize on social networks and new media.

Data, Surveys and Technology
This business continued to grow as clients leverage technology and rely more on data, research and analytics to manage and monitor their HR programs. By providing software-as-a-service (SaaS) for more clients, we created a meaningful source of subscription revenue and multiyear contracts. We also helped companies implement technology solutions and were well served by our alliances with Workday and Microsoft.

We remained the go-to source for compensation data for thousands of companies globally, and expanded our data products to address interest in more detailed and specialized benchmarking. Employers looked to us to conduct employee surveys to better understand and benchmark their increasingly diverse populations. Today, we provide more insights into employee opinions than any other company. We also launched TWGlobal50, the first iPad app of its kind, which gives HR professionals instant access to summary human capital data for 57 countries.

2011 Annual Report

WORLDWIDE

THE ACCELERATION OF CHANGE AROUND THE GLOBE CAN BE SEEN EVERYWHERE — FROM ROLLER-COASTER-LIKE RISES AND FALLS IN MANY ECONOMIES, TO THE INCREASE IN MERGERS AND ACQUISITIONS, TO THE RELENTLESS PACE OF REGULATORY CHANGE. THIS YEAR, OUR CONSULTANTS HAVE WORKED WITH CLIENTS ALL OVER THE WORLD THAT FACE VERY DIFFERENT CHALLENGES, BUT THREE CONSTANT IMPERATIVES: TO DRIVE GROWTH AND PERFORMANCE, CONTROL COSTS, AND MANAGE RISK AND CAPITAL.

AMERICAS
A still uncertain global economy and new regulatory activity, such as the Dodd-Frank Act and health care reform in the U.S., have caused companies to proceed with caution. As a result, this year, clients throughout the Americas sought our help to grow and compete under difficult circumstances. In particular, we’ve helped clients control workforce costs, better manage pension risk, and comply with new and upcoming regulations. Companies have also called on our expertise in talent and rewards to help them better align pay and performance or redefine their employee value proposition. We have deepened our relationships with Americas-based multinationals, which looked to our strong account managers and consultants to help resolve the complex issues faced by companies with large employee populations in multiple regions. Our insurance industry clients sought our help to respond to the challenges of low growth and high capital requirements, along with concerns about insurance and investment volatility and product profitability. Multilatinas — multinational organizations headquartered in Latin America — are experiencing significant growth, and we helped them with a variety of workforce issues, from compensation and benefits to talent management. Finally, merger activity was up across the Americas, and large organizations across the region looked for our help with every phase of merger and acquisition activity.

EUROPE, MIDDLE EAST AND AFRICA
Many of our clients are growing rapidly in EMEA’s developing markets. To support them, we have expanded our services to clients in the Middle East and Africa, and established Towers Watson businesses in Russia, South Africa and Turkey. In Western Europe, we lead the market in advising our clients on pension de-risking and providing them with leading-edge asset/liability solutions, including buyouts as well as the option of delegating investment decisions. Solvency II is an enormous challenge for European insurance companies, which have sought our consulting, software and reinsurance solutions to help them tackle the risk and capital requirements of this new regime. No matter what the economic circumstances, organizations depend on the capability, proficiency and performance of their people. We have successfully met client demand for new HR technology solutions linked to their talent and reward programs, and based on integrated data and research that give our clients real insight into their workplace issues.

ASIA PACIFIC
More Fortune Global 500 companies are now headquartered in Asia Pacific than in North America. Asian companies are becoming increasingly global and employing more sophisticated governance of their worldwide operations. This year, Asian multinational clients sought our help with attraction and retention of employees in growth markets where talent is scarce, global HR management and a wide range of M&A services. We also launched our first business-to-consumer effort in Hong Kong, helping employees make better investment choices in their mandatory provident funds. We achieved growth across the Asia Pacific region, with revenues in Mainland China growing by 35%.

Towers Watson

CORPORATE INFORMATION

CORPORATE HEADQUARTERS			SEC FORM 10-K
Towers Watson & Co.			Stockholders may obtain, without charge, a copy of our Form 10-K for
875 Third Avenue, 16th Floor			the year ended June 30, 2011, as filed with the Securities and
New York, NY 10022 USA			Exchange Commission, by addressing a written request to:
towerswatson.com
Investor Relations
COMMON STOCK LISTING FOR			Towers Watson & Co.
CLASS A COMMON SHARES			901 N. Glebe Road
New York Stock Exchange			Arlington, VA 22203 USA
NASDAQ
Trading Symbol: TW			Stockholders may also download a copy of Form 10-K by visiting
towerswatson.com.
COMMON STOCK PRICE
The price of Towers Watson & Co. common stock as of September 19,			INDEPENDENT AUDITORS
2011, was $59.10 per share.			Deloitte & Touche LLP
1750 Tysons Boulevard
Ranges of closing prices in fiscal 2011 of Towers Watson Class A			McLean, VA 22102 USA
Common Stock:
ANNUAL MEETING OF STOCKHOLDERS
	High	Low	The 2011 Annual Meeting of Stockholders will be held on November
First Quarter	$49.18	$38.35	11, 2011, at 9:00 a.m., Eastern Standard Time, at:
Second Quarter	$53.47	$48.96	The W New York Hotel
Third Quarter	$58.80	$52.89	541 Lexington Avenue
Fourth Quarter	$65.71	$54.33	New York, NY 10022 USA

DIVIDEND POLICY			OFFICER CERTIFICATIONS
The declaration and payment of dividends by the company is at the discretion of our Board of Directors and depends on numerous factors, including, without limitation, our net earnings, financial condition, availability of capital, debt covenant limitations and other business needs, including those of our subsidiaries and affiliates. On August 15, 2011, the company’s Board of Directors approved an increase to the quarterly cash dividend, which is now in the amount of $0.10 per share.			In accordance with the rules of the New York Stock Exchange, the chief executive officer submitted the required annual certification to the NYSE regarding the NYSE’s corporate governance listing standards. Towers Watson’s Form 10-K for its fiscal year ended June 30, 2011, as filed with the U.S. Securities and Exchange Commission, includes the certifications of Towers Watson’s chief executive officer and chief financial officer required by Section 302 of the Sarbanes-Oxley Act of 2002.

TRANSFER AGENT AND
COMMON STOCK REGISTRAR
American Stock Transfer &
Trust Company, LLC
59 Maiden Lane, Plaza Level
New York, NY 10038 USA

2011 Annual Report

EXECUTIVE OFFICERS AND DIRECTORS

John J. Haley	COMMITTEES OF THE BOARD
Chief Executive Officer, Chairman of the Board and Director
AUDIT COMMITTEE
Walter W. Bardenwerper	Victor F. Ganzi, Chair
Vice President, General Counsel and Secretary	John J. Gabarro
Gilbert T. Ray
James K. Foreman
Managing Director, Americas	COMPENSATION COMMITTEE
Gilbert T. Ray, Chair
Julie J. Gebauer	Linda D. Rabbitt
Managing Director, Talent and Rewards	Paul Thomas
Wilhelm Zeller
Patricia L. Guinn
Managing Director, Risk and Financial Services	NOMINATING & GOVERNANCE COMMITTEE
John J. Gabarro, Chair
Roger F. Millay	Victor F. Ganzi
Vice President and Chief Financial Officer	Brendan R. O’Neill
Paul Thomas
Paul G. Morris
Managing Director, EMEA	RISK COMMITTEE
Wilhelm Zeller, Chair
Gene H. Wickes	Brendan R. O’Neill
Managing Director, Benefits	Linda D. Rabbitt

John J. Gabarro
Professor Emeritus, Harvard Business School, and Director

Victor F. Ganzi
Retired Chief Executive Officer,
The Hearst Corporation, and Director

Mark V. Mactas Deputy Chairman of the Board and Director

Mark Maselli Managing Director, Health and Group Benefits, and Director

Brendan R. O’Neill Retired Chief Executive Officer, Imperial Chemical Industries PLC, and Director

Linda D. Rabbitt Founder and Chief Executive Officer, Rand Construction Corporation, and Lead Director

Gilbert T. Ray Retired Partner, O’Melveny & Myers LLP, and Director

Paul Thomas Senior Executive, Rank Group, and Director

Wilhelm Zeller Retired Chief Executive Officer, Hannover Re Group, and Director

Towers Watson

Reconciliation of Diluted EPS per GAAP to Adjusted Diluted EPS
Fiscal years 2010 and 2011 adjusted diluted EPS includes a normalized income tax rate and excludes transaction and integration expenses, noncash stock-based compensation arising from the merger and amortization of merger-related intangible assets.

	Year Ended	Year Ended
	June 30, 2010	June 30, 2011
Diluted EPS per GAAP	$2.03	$2.62
Transaction and Integration Expenses	0.98	0.87
Stock-Based Compensation	0.53	0.63
Amortization of Intangible Assets	0.36	0.46
Non-recurring Other Income	(0.10)	(0.13)
Loss of Medicare Part D Subsidy	0.18
Other Merger-related tax items	(0.29)	0.01
Adjusted Diluted EPS	$3.69	$4.46

Fiscal year 2010 results are pro forma, assuming that the merger occurred on July 1, 2009, and combining the results of legacy Towers Perrin and legacy Watson Wyatt for the six months ended December 31, 2009, with the actual results of Towers Watson for the six months ended June 30, 2010. Primarily, pro forma results include merger consideration and related noncash stock-based compensation, and do not include transaction and integration expenses. See our Form 10-K for the period ended June 30, 2010, for further information.

The company’s management uses adjusted measures of income to evaluate its performance internally, and separately evaluates its performance of transaction and integration activities. Management determined that this information is useful to investors in evaluating its results of operations and providing a baseline for evaluation of future operating results.

This report includes forward-looking statements, including statements that express the company’s or management’s beliefs or expectations, or statements that are not historical facts. A number of risks and uncertainties exist that could cause results to differ materially from the results reflected in these forward-looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the risk that the Towers Perrin and Watson Wyatt businesses will not be integrated successfully; the risk that anticipated cost savings and any other synergies from the merger of Towers Perrin and Watson Wyatt may not be fully realized or may take longer to realize than expected; the ability to successfully make and integrate profitable acquisitions; the risk that the acquisitions of EMB or Aliquant Corporation are not profitable or are not otherwise successfully integrated; the ability to successfully address issues surrounding the number of company shares that will become freely tradable on January 1, 2012; our ability to respond to rapid technological changes; the ability to recruit and retain qualified employees, particularly given the company’s recent changes in employee compensation plans; and the ability to retain client relationships, particularly in the executive compensation business, given recent Securities and Exchange Commission (SEC) and other regulatory actions; and the risk that a significant or prolonged economic downturn could have a material adverse effect on Towers Watson’s business, financial condition and results of operations. Additional risks and factors are identified under “Risk Factors” in Towers Watson’s Annual Report on Form 10-K, filed on August 29, 2011, with the U.S. Securities and Exchange Commission.

You should not rely upon forward-looking statements as predictions of future events because these statements are based on assumptions that may not come true and are speculative by their nature. Towers Watson does not undertake an obligation to update any of the forward-looking information included in this report, whether as a result of new information, future events, changed expectations or otherwise.

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Towers Watson & Co. 2011 Annual Report
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Towers Watson & Co Annual Meeting of Stockholders – November 11, 2011

Please Vote Your Shares Today!

October 17, 2011

Dear Towers Watson & Co Shareholder:

We recently mailed to you proxy material for the annual meeting of stockholders.  You vote is extremely important.  According to our records your shares are still unvoted.  Whether or not you plan to attend to the Annual Meeting, we encourage you to vote your shares promptly.

Please Vote Your Shares!

Your vote is important.  With the November 11th Annual Meeting now only a few weeks away, please act today to be sure your shares are voted.   You can vote by telephone, Internet or mail.    For your convenience, a duplicate voting instruction form and return envelope are enclosed, along with Telephone and Internet voting Instructions.

If you already have voted, we thank you for your prompt response.  If you have not voted, we encourage you to do so without delay.  Your vote is needed and valued, regardless of the number of shares you own.  In the event that two proxies are received from you, the one bearing the latest date will be counted, as it automatically revokes all prior proxies.

Thank you for voting!

                     If you have questions or need assistance voting your shares, you should contact:

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